David M. Winings
                           Certified Public Accountant
                        75-140 St. Charles Place, Suite B
                              Palm Desert, CA 92211
                                 (760) 341-5450
                               (760) 341-5449 fax





March 23, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

I have read A.G. Holdings, Inc.'s statements pertaining to my firm included under Item 4 of Form 8-K dated March 23, 2000 and agree with such statements as they pertain to my firm. I have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,


/s/ David Winings
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David M. Winings, CPA